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Endurance's Proposals

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INFORMATION ON UNSOLICITED OFFER FROM ENDURANCE SPECIALTY HOLDINGS LTD.

On June 9, 2014 Endurance Specialty Holdings Ltd. commenced an unsolicited exchange offer to acquire all of the outstanding shares of Aspen Insurance Holdings Limited for a combination of common stock and cash. Aspen has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission, which shareholders are urged to read. **Aspen's Board of Directors determined the offer is not in the best interests of Aspen or its shareholders and recommends that Aspen shareholders reject the offer and not tender their shares to Endurance.**

In addition, Aspen has filed a revocation solicitation statement with the Securities and Exchange Commission in connection with Endurance's plan to seek proxies from a minority of Aspen shareholders to: (1) convene a special meeting of shareholders, at which meeting Aspen shareholders would vote on a proposal to increase the size of Aspen's Board to 19 directors and (2) petition the Supreme Court of Bermuda to request that the Court order a shareholder meeting, at which Aspen shareholders would vote on a proposal to approve an involuntary scheme of arrangement. **Aspen's Board strongly believes that Endurance's proposals are not in the best interests of Aspen or its shareholders, and urges shareholders to reject the proposals and to revoke any authorizations previously submitted.**

This website provides information on Aspen's response to Endurance's offer, including links to important documents and SEC filings. To sign up for e-mail alerts, **click here**.

PRESS RELEASES



› **Press Releases**

LETTERS



› **Letters to Shareholders**

PRESENTATIONS



› **Presentations**

SEC FILINGS


Jun
Jul
Aug

› **SEC Filings**

| PRESS RELEASES

Date	Release	PDF
06/17/2014	Aspen Insurance Holdings Board of Directors Unanimously Rejects Unsolicited Exchange Offer From Endurance	
06/09/2014	Aspen Insurance Holdings Confirms Unsolicited Exchange Offer By Endurance	
06/02/2014	Aspen Insurance Holdings Board of Directors Rejects Revised Proposal From Endurance	
04/20/2014	Aspen Insurance Reiterates Serious Concerns With Endurance "Proposal" in Letter to Shareholders	
04/14/2014	Aspen Insurance Holdings Board of Directors Rejects Unsolicited Proposal From Endurance	

REJECT
Endurance's Unsolicited Offer
Endurance's Proposals

ASPEN

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| FILINGS

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Date	Form	Description	PDF
06/24/2014	SC14D9/A	Amendment to a previously filed SC 14D9	
06/17/2014	PREC14A	Preliminary proxy statement containing contested solicitations	
06/17/2014	SC14D9	Solicitation/recommendation statements	
06/17/2014	425	Filing of certain prospectuses and communications in connection with business combination transactions	
06/09/2014	425	Filing of certain prospectuses and communications in connection with business combination transactions	
06/09/2014	8-K	Report of unscheduled material events or corporate event	
06/02/2014	425	Filing of certain prospectuses and communications in connection with business combination transactions	
06/02/2014	8-K	Report of unscheduled material events or corporate event	
05/20/2014	8-K	Report of unscheduled material events or corporate event	
04/25/2014	8-K	Report of unscheduled material events or corporate event	
04/23/2014	8-K	Report of unscheduled material events or corporate event	
04/21/2014	8-K	Report of unscheduled material events or corporate event	
04/17/2014	8-A12B	Registration of certain classes of securities 12(b) of the Securities Exchange Act	
04/17/2014	8-K	Report of unscheduled material events or corporate event	
04/14/2014	8-K	Report of unscheduled material events or corporate event	

REJECT
Endurance's Unsolicited Offer
Endurance's Proposals

ASPEN

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| PRESENTATIONS

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Date	Title	PDF
06/17/2014	Aspen: Creating Shareholder Value Superior to Endurance's Ill-Conceived Offer	

LETTERS

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To Come

REJECT
Endurance's Unsolicited Offer
Endurance's Proposals

ASPEN

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| CONTACT US

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Investors

Aspen
Kerry Calaiaro
Senior Vice President, Investor Relations
+1 (646) 502 1076
Kerry.Calaiaro@aspen.co

Aspen
Kathleen de Guzman
Vice President, Investor Relations
+1 (646) 289 4912
kathleen.deguzman@aspen.co

Media

Aspen
Steve Colton
Head of Communications
+44 20 7184 8337
Steve.Colton@aspen.co

North America – Sard Verbinnen & Co
Paul Scarpetta or Jamie Tully
+1 (212) 687 8080

International – Citigate Dewe Rogerson
Patrick Donovan or Caroline Merrell
+44 20 7638 9571
patrick.donovan@citigatedr.co.uk
caroline.merrell@citigatedr.co.uk

Shareholders with questions on how to REJECT Endurance's
unsolicited exchange offer and authorization proposals may call:
INNISFREE M&A INCORPORATED
Shareholders call toll-free: (877)717-3930
Banks and Brokers call collect: (212) 750-5833

REJECT
Endurance's Unsolicited Offer
Endurance's Proposals

ASPEN

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| IMPORTANT INFORMATION

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By entering this website, you acknowledge and agree that you have read the information below.

Important Information

This website and the documents contained on this website relate to the unsolicited exchange offer commenced by Endurance for the outstanding shares of Aspen (together with associated preferred share purchase rights). This website and the documents contained on this website are for informational purposes only and do not constitute an offer to buy, or a solicitation of an offer to sell securities or a solicitation of any vote or approval, nor are they a substitute for any other relevant documents that Aspen files with the U.S. Securities and Exchange Commission (the "SEC") or any other documents that Aspen may send to its shareholders in connection with the proposals.

Endurance Specialty Holdings Ltd. has commenced an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights). Aspen has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC.

INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at http://www.sec.gov. These documents will also be available on Aspen's website at http://www.aspen.co.

Certain Information Regarding Participants

Aspen and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Aspen's directors and executive officers in Aspen's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on March 12, 2014. These documents can be obtained free of charge from the sources indicated above.

Non-GAAP Financial Measures

Some of the documents contained on this website may contain certain non-GAAP measures, including operating income, annualized operating return on equity, combined ratio and diluted operating earnings per share and basic operating earnings per share. Aspen management believes that these non-GAAP measures, which may be defined differently by other companies, better explain Aspen's results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen's business. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. For a complete description of non-GAAP measures and reconciliations, please review the latest Financial Supplements on Aspen's website at www.aspen.co.

Third Party Information

Certain information included in the documents contained on this website has been sourced from third parties. Aspen does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.

All information contained on this website and in the documents contained on this website regarding Endurance, including its businesses, strategies, proposals, plans, operations and financial results, was obtained from public sources. While Aspen has no knowledge that any such information is inaccurate or incomplete, Aspen has not had the opportunity to verify any of that information.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This website contains written, and Aspen may make related oral, "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "do not believe," "aim," "project," "anticipate," "seek," "will," "likely," "assume," "estimate," "may," "continue," "guidance," "objective," "outlook," "trends," "future," "could," "would," "should," "target," and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen's control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers' liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers' credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current

quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries' ratings with S&P, A.M. Best or Moody's; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K as filed with the SEC on February 20, 2014 and in Aspen's Quarterly Report on Form 10-Q as filed with the SEC on May 1, 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

The guidance in this website relating to 10% Operating ROE in 2014 and with a further 100 basis point increase over 2014 in 2015 was and is made as at April 23, 2014. Such guidance assumes for 2014 a pre-tax catastrophe load of $185 million per annum, normal loss experience and given the current interest rate and insurance pricing environment and for 2015 a pre-tax catastrophe load of $200 million, normal loss experience, our expectations for rising interest rates, and a less favorable insurance pricing environment. Aspen has identified and described in the presentations in the investor relations section of its website, and the presentations section of this website, actions and additional underlying assumptions in each of its three operating return on equity levers – optimization of the business portfolio (including particular lines of business), capital efficiency and enhancing investment returns – to seek to achieve the targeted operating ROE in 2014 and 2015. These forward looking statements are subject to the assumptions, risks and uncertainties, as discussed above and in the presentations noted, which could cause actual results to differ materially from these statements.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management's best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen's ultimate losses will remain within the stated amounts.